UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2018

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1200 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 15, 2018, Global Brass and Copper Holdings, Inc. (the “Company”) announced the promotion of Gregory B. Keown to the role of President of A.J. Oster, LLC, effective December 3, 2018. He will replace Kevin Bense, who, as previously announced, departed from the role on September 16, 2018 to purse a position outside of the metals industry. A copy of the press release announcing the promotion of Mr. Keown is attached hereto as Exhibit 99.1.
Since 2012, Mr. Keown, age 41, has held various roles within the Company, most recently serving as the Vice President of Marketing and International at Olin Brass from March 2016 to November 2018. From December 2014 to March 2016, he served as Vice President of Marketing and Sales Strip for Olin Brass. Prior to that, Mr. Keown served as Director of Supply Chain at Olin Brass from December 2012 to December 2014. Previously, Mr. Keown spent over a decade at Aleris Corporation. Mr. Keown holds a bachelor’s degree in business management from the University of Southern Indiana, and he completed the Advanced Management Program at Harvard Business School in 2016. He is a member of the Copper Development Association.
There are no family relationships between Mr. Keown and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Keown has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release announcing the promotion of Gregory B. Keown to President of A.J. Oster, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC

By:	/s/ Christopher J. Kodosky
Christopher J. Kodosky
Chief Financial Officer
Date: November 15, 2018

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